Exhibit 99.2

NEWS RELEASE

Cobalt International Energy, Inc. Announces Offering of Common Stock

HOUSTON, TX — February 21, 2012 — Cobalt International Energy, Inc. (“Cobalt”) (NYSE:CIE) today announced it has commenced a registered underwritten public offering of 47,000,000 shares of its common stock. Cobalt is offering 15,700,000 shares of common stock and the selling stockholders are offering an additional 31,300,000 shares of common stock. The underwriters of this offering have been granted an option, exercisable within 30 days, to purchase up to an additional 7,050,000 shares of common stock on the same terms and conditions to cover overallotments, if any.

Cobalt intends to use the net proceeds from the sale of the shares of common stock offered by it to fund its capital expenditures and for general corporate purposes. Cobalt will not receive any of the proceeds from the sale of the shares of common stock offered by the selling stockholders.

Goldman, Sachs & Co., Morgan Stanley & Co. LLC, Credit Suisse Securities (USA) LLC, Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are acting as joint book-running managers of the offering.

The offering is being made pursuant to an effective shelf registration statement, including a prospectus and a preliminary prospectus supplement related to the offering, filed by Cobalt with the Securities and Exchange Commission (“SEC”).  Copies of the prospectus and the preliminary prospectus supplement relating to the offering may be obtained for free by visiting the SEC website at www.sec.gov.  Alternatively, copies of the prospectus and the preliminary prospectus supplement may be obtained from Goldman, Sachs & Co. at Attention: Prospectus Department, 200 West Street, New York, NY 10282 or by calling (866) 471-2526 or faxing (212) 902-9316 or by emailing prospectus-ny@ny.email.gs.com; Morgan Stanley & Co. LLC at Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014 or by calling (866) 718-1649 or by emailing prospectus@morganstanley.com; Credit Suisse Securities (USA) LLC at Attention: Prospectus Department, One Madison Avenue, New York, NY 10010 or by calling (800) 221-1037; Citigroup Global Markets Inc. at Attention: Prospectus Department, Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, NY 11220 or by calling (800) 831-9146 or by emailing BATProspectusdept@citi.com; and J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717 or by calling 1-866-803-9204.

This press release is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  Any offer or sale of these securities will be made only by means of a prospectus, including a prospectus supplement, forming a part of the related registration statement.

About Cobalt

Cobalt is an independent oil exploration and production company focusing on the deepwater U.S. Gulf of Mexico and offshore Angola and Gabon. Cobalt was formed in 2005 and is headquartered in Houston, Texas.

Forward Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 — that is, statements related to future, not past, events. Forward-looking statements are based on current expectations and include any statement that does not directly relate to a current or historical fact. In this context, forward-looking statements often address Cobalt’s expected future business and financial performance, and often contain words such as “anticipate,” “believe,” “intend,” “expect,” “plan,” “will” or other similar words. These forward-looking statements involve certain risks and uncertainties that ultimately may not prove to be accurate. Actual results and future events could differ materially from those anticipated in such statements. For further discussion of risks and uncertainties, individuals should refer to Cobalt’s SEC filings. Cobalt undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release, other than as required by law. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement.

Contacts

Investor Relations: Richard A. Smith Vice President, Investor Relations and Planning +1 (713) 452-2322	Media Relations: Lynne L. Hackedorn Vice President, Government and Public Affairs +1 (713) 579-9115